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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 8, 1997 included in the Urologix, Inc. Definitive Prospectus dated November 12, 1997, included in its Form S-3 Registration Statement dated November 10, 1997 (File No. 333-38053) and included in the Urologix, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1997, and to all references to our Firm included in this registration statement.


                                         /s/ ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
   December 1, 1997